Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Intelligent Living Corp.(the "Company") On Form 10-QSB  for the period ended February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael F. Holloran, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.  section 1350, as adopted pursuant to section 906 of the  Sarbanes-Oxley Act of  2002, that to the  best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael F. Holloran

Michael F. Holloran

Chief Executive Officer and Principal Financial Officer

July 17, 2008